Exhibit 99.2


                        2000 IKON OFFICE SOLUTIONS, INC.

                            EXECUTIVE INCENTIVE PLAN


                                    ARTICLE I

                                     PURPOSE

     The purpose of this 2000 IKON Office Solutions, Inc. Executive Incentive Plan (the "Plan") is to enable IKON Office Solutions, Inc. (the "Company") to offer key executives, including but not limited to, executive officers of the Company and its subsidiaries equity interests in the Company, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and the Company's shareholders.

                                   ARTICLE II

                                   DEFINITIONS

     For purposes of this Plan, the following terms shall have the following meanings:

     2.1 "Award," "Stock Option Award," or "Restricted Stock Award" shall mean the award document evidencing the grant of an Option or Restricted Stock Award and the terms and conditions of such grant.

     2.2 "Board" shall mean the Board of Directors of the Company.

     2.3 "Change-in-Control" shall mean any of the following events:

        (a) any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15% or more of the then outstanding shares of the Company's Common Stock; or

        (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on October 20, 1999, constituted the Board of Directors of the Company and any new director whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors of the Company on October 20, 1999 or whose appointment, election or nomination for election was previously so approved; or

        (c) the Company consolidates with, or merges with or into, any other Person (other than a wholly owned subsidiary of the Company), or any other Person consolidates with, or merges with or into, the Company, and, in connection therewith, all or part of the outstanding shares of Common Stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property; or

        (d) a transaction or series of transactions in which, directly or indirectly, the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow of the Company and its subsidiaries (taken as a whole) to any other Person or group of Persons.

     Notwithstanding the foregoing, no Change-in-Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Company's Common Stock immediately prior to such transaction or series of transactions own a majority of the


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

outstanding voting shares and in substantially the same proportion in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

     2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" shall mean a committee appointed by the Board to administer the Plan, consisting of two or more directors, each of whom is a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and an "outside director" as defined in regulations under Section 162(m) of the Code.

     2.6 "Common Stock" shall mean the Common Stock, no par value, of the Company.

     2.7 "Company" shall mean IKON Office Solutions, Inc.

     2.8 "Exchange Act" shall mean the Securities Exchange Act of 1934, as the same may be amended from time to time.

     2.9 "Executive Officer" shall mean any executive officer (as such term is defined under Rule 16a-1(f) of the Securities and Exchange Act of 1934) or any other individual designated by the Company as an executive officer.

     2.10 "Fair Market Value" as of any date shall mean, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, the closing sales price of a share of Common Stock for the applicable trading day as reported on the New York Stock Exchange Composite Tape.

     2.11 "Incentive Stock Option" shall mean any Stock Option awarded under this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code or any successor section.

     2.12 "Nonqualified Stock Option" shall mean any Stock Option awarded under this Plan that is not an Incentive Stock Option.

     2.13 "Participant" shall mean a person to whom an Award has been granted under this Plan.

     2.14 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company's stock.

     2.15 "Restricted Stock Award" shall mean the right to receive shares of the Company's Common Stock granted pursuant to Article VI.

     2.16 "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI.

                                   ARTICLE III

                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered and interpreted by the Committee. The Committee may from time to time appoint a plan administrator to carry out the day-to-day duties and responsibilities relating to the Plan.


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

     3.2 Awards. The Committee shall have full and sole authority to grant Awards to persons eligible under Article V, including the authority:

        (a) to select the persons to whom Awards may from time to time be granted;

        (b) to determine whether and to what extent Restricted Stock Awards, Incentive Stock Options or Nonqualified Stock Options, or any combination thereof, are to be granted to one or more persons eligible to receive Awards under Article V;

        (c) to determine the number of shares of Common Stock to be covered by each Award; and

        (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Restricted Stock Award or any Option granted (including, but not limited to, the exercise price of the Option, the term of the Option, any restriction or limitation affecting the exercisability of the Option or vesting of the Restricted Stock Award and any conditions under which the exercisability of the Option or vesting of the Restricted Stock Award will be accelerated).

     3.3 Guidelines. Subject to Article VII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of this Plan and any Award granted under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem necessary to carry this Plan into effect.

     3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

                                   ARTICLE IV

                                SHARE LIMITATIONS

     4.1 Shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be 1,000,000 (subject to any increase or decrease pursuant to Section 4.3), which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company. If and to the extent any Option or Restricted Stock Award granted under this Plan expires, terminates, or is cancelled, exchanged or surrendered for any reason without having been issued as Common Stock, the number of unissued shares shall again be available for the purposes of the Plan.

     4.2 Individual Limit. The maximum aggregate number of shares with respect to which Awards may be granted to any individual during any fiscal year shall be 500,000 (subject to increase or decrease pursuant to Section 4.3).

     4.3 Adjustments. In the event of any stock dividend, stock split, combination of shares, merger, consolidation, reorganization, spin-off, or recapitalization affecting the outstanding shares of Common Stock (the "Event"), the maximum number and kind of shares that may be issued under the Plan, the number and kind of shares subject to then outstanding Options and/or Restricted Stock Awards, and the price for each share subject to then outstanding Options shall be appropriately and equitably adjusted as necessary to maintain the same proportionate number of shares as existed immediately prior to the Event and the same aggregate option price. No fractional shares will be issued under the Plan on account of any such adjustments.

                                    ARTICLE V




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                                   ELIGIBILITY

     5.1 Eligible Persons Key executives of the Company and its subsidiaries, including, but not limited to, Executive Officers of the Company or any subsidiary of the Company, are eligible to be granted Options and Restricted Stock Awards in accordance with the terms of this Plan.


                                   ARTICLE VI

                       STOCK OPTIONS AND RESTRICTED STOCK

     6.1 Options. Each Stock Option granted under this Plan shall be either an Incentive Stock Option or a Nonqualified Stock Option.

     6.2 Option Grants. The Committee shall have the authority to grant to any person eligible under Article V one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise, the optionee's employment status or otherwise), such Stock Option or the portion thereof which does not qualify as an Incentive Stock Option shall constitute a separate Nonqualified Stock Option.

     6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under such Section 422, except as provided in Section 6.4 hereof.

     6.4 Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

        (a) Stock Option Award. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Award document, which shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option, the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

        (b) Option Price. The option price per share of Common Stock purchasable upon exercise of a Stock Option shall be determined by the Committee at the time of grant, but shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant. Without the prior approval of the Company's shareholders, options granted under the Plan will not be repriced, replaced or regranted through cancellation (other than upon forfeiture or expiration of an unexercised option), or by lowering the option exercise price of a previously granted award (except as may be necessary to refelect appropriate and equitable adjustments as provided in
     Section  4.3  hereof).  The  foregoing  sentence  of the Plan  shall not be
     modified  or  amended   without  the  prior   approval  of  the   Company's
     shareholders.

        (c) Option Term. The term of each Stock Option shall be fixed by the Committee at the time of grant, but shall not be exercisable more than ten years after the date of grant if the Stock Option is intended to be an Incentive Stock Option.

        (d) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that the Committee may waive any vesting provisions, in whole or in part and may accelerate the exercisability of any or all outstanding Stock Option Awards, at any time after the date of grant, based on such factors as the Committee shall, in its sole discretion, deem appropriate.


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

        (e) Method of Exercise. Subject to such vesting provisions as may be imposed by the Committee, Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and the option price for such shares. The option exercise price shall be paid in full by: i) delivering cash or a check payable to the order of the Company prior to the delivery of the shares, ii) making arrangements for a broker-assisted exercise (in which the broker forwards the exercise price), or iii) making payment using shares of Common Stock owned by the optionee for at least six months preceding the exercise date. Upon exercise of the Option, a stock certificate or stock certificates representing the number of shares of Common Stock to which the Participant is entitled shall be delivered to the Participant (or, for broker-assisted exercises, to the broker). A Participant shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to shares subject to the Option, unless and until a stock certificate representing such shares of Common Stock is issued to the Participant.

        (f) Termination of Employment. Unless otherwise determined by the Committee, or provided in the particular Stock Option Award, Stock Options held by a Participant who ceases to be an employee of the Company and its subsidiaries shall be exercisable as follows:

               (i) In the case of a Participant who ceases to be employed by the Company because of death, all Options that were outstanding on the date of the Participant's death may be exercised by the legal representative of the Participant's estate for a period of one year after the date of death or until the expiration of the stated term of the Option, whichever period is shorter.

               (ii) In the case of a Participant who ceases to be employed by the Company because of total disability, all Options that were outstanding on the date of total disability may be exercised by the Participant for a period of one year after such date or until the expiration of the stated term of the Option, whichever period is shorter.

               (iii) In the case of a Participant who ceases to be employed by the Company for any reason other than death or total disability, all Options that were exercisable on the date of termination of the Participant's employment may be exercised by the Participant for a period of three months after such date or until the expiration of the stated term of the Option, whichever period is shorter.

               (iv) Any Option not exercised during the periods specified in Subsections (i), (ii) or (iii) shall terminate at the end of such period; provided, however, that the Committee may extend such period, based on such factors as the Committee shall, in its sole discretion, deem appropriate. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Stock Option.

        (g) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. Should the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Board may amend this Plan accordingly.

        (h) Change-in-Control. Upon a Change-in-Control, all outstanding options shall automatically become fully exercisable. In no event will the provisions of this Section 6.4(h) or Sections 2.2 or 4.3 be subject to amendment or modification after a Change-in-Control has occurred.

     6.5 Terms of Restricted Stock. Restricted Stock Awards granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:


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

        (a) Award. Each Restricted Stock Award shall be evidenced by, and subject to the terms of, a Restricted Stock Award document, which shall specify the number of shares of Common Stock subject to the Restricted Stock Award and the other terms and conditions applicable to the Restricted Stock Award.

        (b) Vesting and Other Conditions. At the time the Restricted Stock Award is granted, the Committee shall determine the vesting conditions, voting rights, dividend rights and any other conditions applicable, if any, to the grant. Notwithstanding the foregoing, the Committee may waive the vesting provisions or any other provisions of any Restricted Stock Award, in whole or in part, at any time after the date of grant, based on such factors as the Committee shall, in its sole discretion, deem appropriate.

        (c) Change-in-Control. Upon a Change-in-Control, all outstanding Restricted Stock Award shall automatically become fully vested and shall be distributed. In no event will the provisions of this Section 6.5(c), or Sections 2.2 or 4.3 be subject to amendment or modification after a Change-in-Control has occurred.

                                   ARTICLE VII

                            TERMINATION OR AMENDMENT

     7.1 Termination or Amendment of the Plan. The Board may at any time terminate this Plan or amend all or any part of this Plan, prospectively or retroactively, except as provided in Sections 6.4(b), 6.4(c) and 6.5(c) hereof; provided, however, that unless otherwise required by law or otherwise permitted by the Plan, the rights of a Participant with respect to Options or Restricted Stock Awards granted prior to such termination or amendment may not be materially impaired without the consent of such Participant.

     7.2 Amendment of Awards. The Board may amend the terms of any outstanding option, prospectively or retroactively, except as provided in Sections 6.4(b), 6.4(c) and 6.5(c) hereof; provided, however, that no such amendment or other action by the Board shall materially impair the rights of any Participant without the Participant's consent, except as otherwise permitted by the Plan.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Nonassignment. Except as otherwise provided in this Plan or as determined by the Committee, Awards granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process.

     8.2 Legend. All certificates representing shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is listed or traded, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on stock certificates to make appropriate reference to such restrictions, or to any restrictions applicable to a Restricted Stock Award.

     8.3 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is desired or required; and such arrangements may be either generally applicable or applicable only in specific cases.

     8.4 No Right to Employment. Neither this Plan nor the grant of any Award shall give any Participant or employee any right with respect to continuance of any employment relationship with the Company or any


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

subsidiary of the Company, nor shall there be a limitation in any way on the right of the Company or a subsidiary, as the case may be, to terminate such Participant's employment at any time.

     8.5 Withholding of Taxes. The Company shall have the right, prior to delivering a stock certificate representing the shares of Common Stock otherwise deliverable to a Participant upon exercise of an Option or vesting of a Restricted Stock Award, to (i) require the Participant to remit to the Company an amount sufficient to satisfy all federal, state, local and non-U.S. tax withholding requirements (including social security and Medicare withholding requirements, if applicable), (ii) reduce the number of shares of Common Stock otherwise deliverable to the Participant by an amount that would have a Fair Market Value on the date of exercise equal to the amount of all federal, state, local and non-U.S. taxes (including social security and Medicare taxes, if applicable) required to be withheld, or (iii) deduct the amount of such taxes from cash payments otherwise to be made to the Participant. In connection with such withholding, the Committee may make such arrangements as are consistent with this Plan as it may deem appropriate.

     8.6 Listing and Other Conditions.

        (a) The Company shall have no obligation to issue any shares of Common Stock upon exercise of an Option or vesting of a Restricted Stock Award unless and until the shares are listed on the New York Stock Exchange, and the right to exercise any Option or receive Common Stock pursuant to a Restricted Stock Award may be suspended until such listing has been effected.

        (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock under this Plan is or may under the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933 or otherwise with respect to shares of Common Stock or Options, and the right to exercise any Option or receive Common Stock pursuant to any Restricted Stock Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

        (c) Upon termination of any period of suspension under this Section 8.6, any Option or Restricted Stock Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option or Restricted Stock Award.

     8.7 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of law provisions thereof.

     8.8 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     8.9 Liability of Committee Members. No member or former member of the Committee or employee plan administrator shall be liable, in the absence of bad faith or willful misconduct, for any act or omission with respect to service as an administrator of the Plan, which service shall constitute service as a director or employee of the Company entitling such person to indemnification and reimbursement as directors or employees of the Company pursuant to its Code of Regulations.

     8.10 Other Benefits. Unless otherwise required by law, the grant of any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan nor affect any benefits under any other



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

benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

     8.11 Costs. Unless otherwise determined by the Committee, the Company shall bear all expenses incurred in administering this Plan, including expenses of issuing Common Stock upon the exercise of Options and the vesting of Restricted Stock Awards.

     8.12 Severability. If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan, which shall continue in full force and effect.

     8.13 Successors. This Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

     8.14 Headings. Article and section headings contained in this Plan are included for convenience only and are not to be used in construing or interpreting this Plan.

                                   ARTICLE IX

                             EFFECTIVE DATE OF PLAN

     9.1 Effective Date. This Plan will be effective as of October 20, 1999, subject to shareholder approval of the Plan.


                                    ARTICLE X

                                  TERM OF PLAN

     10.1 Term. No Award shall be granted pursuant to this Plan on or after October 20, 2009, but Options and/or Restricted Stock Awards granted prior to such date may extend beyond that date.




                                        IKON Office Solutions, Inc.


                                        By:__________________________